                                                                    EXHIBIT 11.1

                                               LAMONTS APPAREL, INC.
                                              (DEBTOR-IN-POSSESSION)
                                           COMPUTATION OF PER SHARE LOSS


                                                             QUARTER ENDED
                                    -----------------------------------------------------------------
                                           July 29, 1995                     July 30, 1994
                                    -----------------------------       ----------------------------
                                                         Fully                               Fully
                                      Primary           Diluted          Primary            Diluted
                                     ----------        ----------       ----------      ------------
LOSS
  Net loss                          ($3,894,000)      ($3,894,000)    ($12,854,000)     ($12,854,000)
                                    ===========       ===========     ============      ============
NUMBER OF SHARES

Weighted average shares:
  Outstanding                        17,890,559        17,890,559       17,874,656        17,874,656
  Incremental shares for
    outstanding stock options                             362,037                            394,421
  Incremental shares for
    outstanding warrants                                                                  (2,064,601)
                                    -----------       -----------     ------------      ------------
                                     17,890,559        18,252,596       17,874,656        16,204,476
                                    ===========       ===========     ============      ============
Net loss per share                       ($0.22)           ($0.21)          ($0.72)           ($0.79)
                                    ===========       ===========     ============      ============

                                                           SIX MONTHS ENDED
                                      --------------------------------------------------------------
                                           July 29, 1995                  July 30, 1994
                                      ---------------------------       ----------------------------
                                                         Fully                               Fully
                                      Primary           Diluted          Primary            Diluted
                                     ----------        ----------       ----------      ------------
LOSS
  Net loss                          ($12,465,000)     ($12,465,000)   ($20,841,000)     ($20,841,000)
                                    ============       ===========    ============      ============

NUMBER OF SHARES
Weighted average shares:
  Outstanding                         17,889,167        17,889,167      15,761,327        15,761,327
  Incremental shares for
    conversion of preferred stock                                                          2,110,405
  Incremental shares for
    outstanding stock options                              362,767                           398,549
   Incremental shares for
      outstanding warrants                                                                   116,282
                                     -----------       -----------     ------------     ------------
                                      17,889,167        18,251,934       15,761,327       18,386,563
                                    ============       ===========     ============     ============
Net loss per share                        ($0.70)           ($0.68)          ($1.32)          ($1.13)
                                    ============       ===========     ============     ============
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